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                                                                  Exhibit 23.2



                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated May 8, 1998 on the consolidated financial statements of New America Network, Inc. (and to all references to our Firm) included in or made part of this Registration Statement on Form S-1 of New America Network, Inc.




/s/ Arthur Andersen LLP
Philadelphia, Pa.
    August 4, 1998